UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): June 5, 2009 (June 5, 2009)

CHINA BIOLOGIC PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52807	75-2308816
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

No. 14 East Hushan Road,
Taian City, Shandong 271000
People's Republic of China
(Address of Principal Executive Offices)

(+86) 538 -620-2306
Registrant's Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry Into A Material Definitive Agreement.

Securities Purchase Agreement

On June 5, 2009, China Biologic Products, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain accredited investors (collectively, the “Investors”), pursuant to which the Company agreed to issue to the Investors, or their designees, 3.8% senior secured convertible notes in the aggregate principal amount of $9,554,140 (the “Notes”), convertible into shares of common stock of the Company (the “Conversion Shares”) and warrants (the “Warrants” and together with the Notes, the “Subscribed Securities”) to purchase up to 1,194,268 shares of common stock of the Company (the “Warrant Shares” and together with the Conversion Shares, the “Underlying Securities”). The Subscribed Securities and the Underlying Securities (together, the “Securities”) represent approximately 13.41% of the issued and outstanding capital stock of the Company on a fully-diluted basis as of and immediately after consummation of the transactions contemplated by the Purchase Agreement. The closing is expected to occur on or before June 12, 2009.

The Notes will accrue interest on the principal amount at a rate of 3.8% per annum (the “Interest Rate”), from the closing until repayment, whether on June 5, 2011 (the “Maturity Date”), by acceleration or otherwise.  Interest on the Notes are due and payable in cash semi-annually on September 30 and March 31 of each year, commencing September 30, 2009, but the Company has the option to pay accrued and unpaid interest through the issuance of a number of shares of its common stock equal to the quotient obtained by dividing such accrued and unpaid interest by $4.00.  If the Company defaults in the payment of the principal of or interest on the Notes when due, then upon the Investors’ election, the Company is obligated to either: redeem all or a portion of the Notes pursuant to the redemption rights discussed elsewhere herein; or pay interest on such defaulted amount at a rate equal to the Interest Rate plus 2.0%. The Company’s obligations under the Notes are secured under the terms of the Guarantee and Pledge Agreement (discussed below).

The Warrants will have a term of 3 years, bear an exercise price of $4.80 per share, as adjusted from time to time pursuant to anti-dilution and other customary provisions, and are exercisable by Investors at any time after the date on which their related Notes are converted (the “Vesting Date”), except that if any of the Notes is converted in part, the Vesting Date will only apply to a corresponding portion of the related Warrant. The Investors also obtained registration rights and piggy-back registration rights with respect to the Warrant Shares, pursuant to the Registration Rights Agreement (discussed below).

Conversion Rights

The Investors will have the right to convert at any time before the Maturity Date, all or any portion of the outstanding principal and interest due on the Notes (such amount, the “Conversion Amount”), into shares of the Company’s common stock, at a conversion rate equal to the quotient of (i) the Conversion Amount divided by (ii) a conversion price of $4.00 per share, as adjusted for any recapitalizations, stock combinations, stock dividends, stock splits and other anti-dilution events described in the Notes.

Preemption and Co-Sale Rights

For a period of one year following the closing (the “Offer Period”), each of the Investors will have a preemptive right to participate on a pro rata basis in the subscription of up to 50% of the total number of certain securities proposed to be issued by the Company during such period.  During the Offer Period the Investors will also have a right of first refusal to participate in the purchase of any securities of the Company proposed to be transferred by any other Investors, or by Siu Lin Chan, the Chair of the Company’s board of directors and the holder of 6,862,624 shares of the Company’s common stock representing 32% of the outstanding shares in the Company (the “Pledgor”). To the extent that an Investor does not exercise its rights of first refusal as to all of the securities proposed to be sold during the Offer Period by the Pledgor, then such Investor will have the right to participate in the sale of such securities on the same terms and conditions offered to the purchasers of such securities.

The foregoing preemptive and co-sale rights of the Investors do not apply to (1) a transfer of securities to a family member or other affiliate, (2) any sale of securities to the public in an underwritten offering or, pursuant an effective resale registration statement, (3) any pledge of securities held by the Pledgor pursuant to a bona fide loan transaction that creates a mere security interest, or (4) any bona fide gift to any charitable organization described in Section 501(c)(3) of the Internal Revenue Code.  In addition, the first refusal and co-sale rights of an Investor will terminate if less than 25% of the original principal amount of its Note remains outstanding, and such rights will not be available to any transferee of less than 25% of the Warrant Shares or to any transferee of such portion of a Warrant with the right to purchase less than 25% of the Warrant Shares.

Redemption Rights

The Investors will have the right at any time, at their sole option, to require the Company to redeem the Notes or any portion of the outstanding principal and interest due on the Notes, upon 4 weeks’ prior written notice to the Company, at a redemption price, payable in cash, equal to the outstanding principal amount of the Note, plus an amount equal to two years of interest payments (compounded semi-annually at 3.8% per annum) on such principal amount, less any amount of interest actually and previously paid on such outstanding principal amount (the “Redemption Price”) if: (1) the Company defaults in the payment of interest on the Notes when due and payable and such default continues for a period of 15 calendar days, or the Company defaults in the payment of principal of any Note on the Maturity Date, or upon repurchase, redemption or otherwise; (2) the consummation of a transaction results in any person or group of persons acting in concert being the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the Company’s issued and outstanding capital stock on a fully-diluted basis, the sale of the Pledgor of more than 1,000,000 shares of the Company’s common stock,  the liquidation, dissolution or wind-up of the Company or any of its subsidiaries, a consolidation or merger of the Company or any of its subsidiaries with or into any other entity if such action results in the Company’s or such subsidiary’s loss of a majority of the outstanding equity securities of the surviving entity, or  the transfer or other disposition of all or substantially all of the properties or assets of the Company or any of its subsidiaries; (3) the Company amends, alters or repeals any provision of its Certificate of Incorporation or bylaws or the equivalent documents of any of its subsidiaries in a manner that materially adversely affects the rights or preferences of the Investors; (4) the Company fails to complete any of the post-closing conditions of the Company’s acquisition of Chongqing Dalin Biologic Technologies Co., Ltd. and Xi’an Huitian Blood Products Co., Ltd.; or (5) the failure of the Company to file registration statements in accordance with the registration rights agreement disclosed elsewhere herein.

Nomination of Directors

The Company also agreed that until at least 50% of the aggregate principal amount of the Notes issued to the Investors have been redeemed or transferred: (1) the boards of directors of the Company and its wholly owned British Virgin Islands subsidiary, Logic Express Ltd. (“Logic Express”) will be identical; (2) the Investors holding a majority of the Securities (the “Majority Investors”) will have the right to nominate one independent director to serve on each of the Company and Logic Express’ board of directors; (3) the Majority Investors will have the right to appoint an observer to the board of directors of the Company and each of its subsidiaries; and (iv) the Majority Investors will have the right to nominate a director to serve on each of the Company’s audit, compensation and nomination committees.

Registration Rights Agreement

As a condition to the closing of the Purchase Agreement, the Company and the Investors also agreed to enter into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which the Company is obligated to register the Securities within a pre-defined period.  Under the terms of the Registration Rights Agreement, the Company is obligated to file a registration statement on Form S-1 or on Form S-3 (if the Company is eligible), covering the resale of the Securities and any other shares of common stock issuable to the Investors under the Purchase Agreement.  If the Company does not file the required registration statements in a timely manner, or if the Company fails to file pre-effective amendment to such registration statements and respond in writing to any comments made by the Securities and Exchange Commission (the “SEC”) within a pre-defined period, then the Investors have the right, by providing four weeks’ written notice to require the Company, to redeem all or a portion of the Notes held by them at a redemption price, payable in cash, equal to the outstanding principal amount of the Note, plus an amount equal to two years of interest payments (compounded semi-annually) on such principal amount, less any amount of interest actually and previously paid on such outstanding principal amount.  This right will continue, whether or not the Company subsequently files the registration statement. The Registration Rights Agreement will also give the Investors customary piggyback registration rights.

Guarantee and Pledge Agreement

As a condition to the closing of the Purchase Agreement, the Investors and the Pledgor agreed to enter into a guarantee and pledge agreement (the “Guarantee and Pledge Agreement” and together with the Notes, Warrants and Registration Rights Agreement, the “Transaction Documents”).  Under the terms of the Guarantee and Pledge Agreement, the Pledgor will be obligated to pledge 3,000,000 of her shares (the “Pledged Shares”) to secure the Company’s obligations under the Transaction Documents, provided that the number of Pledged Shares are reduced proportionately with any reduction in outstanding principal amount of the Notes (whether due to repayment or conversion of any portion of the Notes).

The Pledgor will also be obligated, until all the Notes have been redeemed or converted in full, to accept and hold in trust for the Investors, as additional collateral security under the agreement any dividends, whether cash or shares, payable to the Pledgor, except that the amount of dividends payable to the Investors will be proportionately reduced by any reduction in the number of Pledged Shares, with the excess amount released to the Pledgor, and the sum of the amount of dividends and the market value of the Pledged Shares payable to the Investors is not less than the sum of the outstanding principal amount of the Notes and any accrued but unpaid interest. The Pledgor also agreed that, so long as at least 50% of the original principal amount of the Notes remains outstanding for the two year period following the closing, she will not dispose of more than 500,000 shares of the Company’s common stock in any one year period or more than 1,000,000 shares of the Company’s common stock throughout the two year term.  The Pledgor will also grant an irrevocable proxy in favor of the Investors such that they will have a right to vote the number of Pledged Shares equal to the number of Conversion Shares under the Notes.  In addition, the Pledgor will provide the Investors with the right of first refusal with respect to any transfer of securities of the Company by the Pledgor.

Indemnification Agreement

To induce the Pledgor to enter into the Guarantee and Pledge Agreement with the Investors, the Company and the Pledgor will also enter into an indemnity agreement (the “Indemnification Agreement”), pursuant to which the Company  will agree to make whole, indemnify and hold harmless the Pledgor with respect to any and all damages, liabilities, losses, taxes, fines, penalties, proceedings, suits, damages, deficiencies, costs, and expenses of any kind or nature whatsoever  (“Losses”), which may be sustained or suffered by her, arising out of or in connection with any enforcement action instituted by the Investors pursuant the Guarantee and Pledge Agreement. The Company’s indemnification obligation under the Indemnification Agreement will be limited to Losses that arise as the result of any negligent or unlawful conduct of the Company that is caused unilaterally by the Company and is beyond the Pledgor’s control in her capacity as a director of the Company, and the Company’s total indemnification obligation under agreement will not exceed the fair market value of the Pledged Shares as of the closing.

This brief description of the terms of the Registration Rights Agreement, Purchase Agreement, Guarantee and Pledge Agreement and Indemnification Agreement is qualified by reference to the provisions of the forms of agreements attached to this report as Exhibits 4.1, 10.1, 10.2 and 10.3, respectively.

Other than with respect to this transaction, none of the Investors have had a material relationship with the Company or any of the Company’s officers, directors or affiliates or any associate of any such officer or director.

ITEM 9.01.

FINANCIAL STATEMENTS AND EXHIBITS.

(d)         Exhibits

Exhibit No.	Description

4.1	Form of Registration Rights Agreement.

4.2	Form of 3.8% Convertible Senior Secured Note due 2011.

4.3	Form of Warrant.

10.1	Form of Securities Purchase Agreement, dated June 5, 2009.

10.2	Form of Guarantee and Pledge Agreement.

10.3	Form of Indemnification Agreement.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA BIOLOGIC PRODUCTS, INC.

Date: June 5, 2009	/s/ Chao Ming Zhao
Chao Ming Zhao
Chief Executive Officer

EXHIBITS

Exhibit No.	Description

4.1	Form of Registration Rights Agreement.

4.2	Form of 3.8% Convertible Senior Secured Note due 2011.

4.3	Form of Warrant.

10.1	Form of Securities Purchase Agreement, dated June 5, 2009.

10.2	Form of Guarantee and Pledge Agreement.

10.3	Form of Indemnification Agreement.